Exhibit 10.3
[Chinese to English translation]
Lingshi Xinghai Magnesium Industry Co., Ltd.
Equity Transfer Contract

Entered by
Taiyuan Ruiming Yiwei Magnesium Industry Co., Ltd
(Party A)
And
Taiyuan Yiwei Magnesium Industry Co., Ltd.
 (Party B)
And
Lingshi Xinghai Magnesium Industry Co. Ltd.
(Target Company)
China Direct Industries, Inc.
And
CDI China, Inc.
And
Pine Capital Enterprises, Inc.
And
Yuwei Huang
August 30, 2011

Table of Contents

	Preface	3
1.	Definitions and Interpretation	3
2.	Parties in the Contract	3
3.	Transaction Target	5
4.	Transaction Price, Payment and Closing	6
5.	Transaction Process and Delivery	9
6.	Mutual Covenants of Parties after Transaction	11
7.	Business Operations	12
8	Non-Competition	12
9	Labor Management	13
10	Taxes and Insurance	13
11	Representations, Warranties and Indemnification	14
12	Breach of Contract	15
13	Duties of Confidentiality	16
14	Force Majeure	17
15	Disputes Resolutions	17
16	Miscellaneous Provisions	18
Exhibit II	Definition and Interpretation	23
Exhibit II	Investment Letter	25

Equity Transfer Contract

This contract (the “Contract”) was entered by and between the following parties at Taiyuan China, on August 30, 2011: Taiyuan Ruiming Yiwei Magnesium Industry Co. Ltd., a limited liability company established and existing under the laws of China with its registered address at Shagou Village, Yangqu County, Taiyuan, Shanxi Province, China (hereinafter referred to as “Party A” or “Ruiming”); Taiyuan Yiwei Magnesium Industry Co., Ltd., a limited liability company formed and existing under the laws of China with its registered address at Yangqu County, Nitun Town, Fujiayao Village, the office address is 910, 9th Floor, MeGa Mall Business Center, 10 YiFen Street, Taiyuan City, ShanXi Province, China (hereinafter referred to as “Party B” or “Yiwei Magnesium” ); Lingshi Xinghai Magnesium Industry Co. Ltd., a limited liability company established and existing under the laws of China with its registered address at Zhijia Zhuang Village, Duanchun Town, Lingshi County, Jin Zhong City, Shanxi Province, China (hereinafter referred to as the “Target Company” or “Lingshi Xinghai”); China Direct Industries, Inc., a Florida corporation with its registered address at 431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441 (“CDII”); CDI China, Inc., a Florida corporation with its registered address at 431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441 (“CDII China”); and Pine Capital Enterprises, Inc., a limited liability company formed and existing under the laws of the Cayman Islands with its registered address at 51, 5th Fl, Britannia House, Jalan Cator BS8811, BSB Brunei Darassalam and Yuwei Huang.

Preface

After friendly consultations conducted in accordance with the principles of equality and mutual benefit, the Parties have agreed to enter into this Contract in accordance with the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures, Regulations for the Implementation of the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment, Company Law of the People's Republic of China, Contract Law of the People’s Republic of China and other applicable laws and provisions of this Contract.

Now the Parties hereby agree as follows:

1.	Definitions and Interpretation
Unless the terms or context of this Contract otherwise provide, this Contract shall be interpreted in accordance with, and each of the terms used herein shall have the meaning ascribed to it in Exhibit I.

2.	Parties in the Contract
2.1	Profiles of Parties in the Contract
Parties in the Contract are as follows:
(a) Party A: Taiyuan Ruiming Yiwei Magnesium Industry Co. Ltd., a limited liability company formed and existing under the laws of China with registered address at Shagou Village, Yangqu County, Taiyuan, Shanxi Province, China.

Authorized Representative of Party A:
Name:  Yuejian Wang
Title：Chairman
Nationality: U.S. Citizen

(b) Party B: Taiyuan Yiwei Magnesium Industry Co., Ltd, a limited liability company formed and existing under the laws of China with registered address at Yangqu County, Nitun Town, Fujiayao Village, the office address is 910, 9th Floor, MeGa Mall Business Center, 10 YiFen Street, Taiyuan City, ShanXi Province, China.
Authorized Representative of Party B:
Name: Yuwei Huang
Title: Chairman
Nationality: China

(c)
Target Company: Lingshi Xinghai Magnesium Industry Co., Ltd., a limited liability company formed and existing under the laws of the China with registered address at ZhijiaZhuang Village, Duanchun Town, Lingshi County, JinZhong City, Shanxi Province, China

Authorized Representative of the Target Company: Xiangyun Zhai
Title：Chairman
Nationality: China

(d)	CDII: China Direct Industries, Inc., a Florida corporation with its registered address at 431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
Authorized Representative of CDII: Yuejian Wang
Title：Chief Executive Officer
Nationality: U.S.

(e)	CDI China, Inc., a Florida corporation with its registered address at 431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441 (“CDI China”);
Authorized Representative of CDI China: Yuejian Wang
Title：Chief Executive Officer
Nationality: U.S.

(f)
Pine Capital: Pine Capital Enterprises, Inc., a limited liability company formed and existing under the laws of the Cayman Islands with its registered address at 51, 5th Fl, Britannia House, Jalan Cator BS8811, BSB Brunei Darassalam.

Name: Xiaorui Su
Title: Executive Director
Nationality: China

(g) Yuwei Huang
Nationality: China

2.2	Replacement of Authorized Representatives of Parties
Each Party has the right to replace its own legal person or authorized representative. If the replacement occurs, the Party shall notice the other two Parties the name, title, and nationality of its new legal person or authorized representative in a timely manner.

3.	Transaction Target
3.1	Target Company Name
The name of the Target Company is Lingshi Xinghai Magnesium Industry Co., Ltd.,

3.2	Target company of the Transaction
The Target Company of the transaction is a limited liability company established and existing under the Laws of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures, Regulations for the Implementation of the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment, and other applicable laws and provisions of this Contract. Each Party acknowledges that the final controller of the Target Company is Mr. Yuwei Huang of this Contract.

3.3	Registered Address of the Target Company
The registered address of the Target Company is ZhijiaZhuang Village, Duanchun Town, Lingshi County, JinZhong City, Shanxi Province, China.

3.4	Registration Information of the Target Company
The registered capital of the Target Company is RMB 10,000,000. The business license number is 140729170000295. Except the above information, the Target Company doesn’t have any other options, warranties, and other Contract, plan, and commitment regarding shares. Target Company does not have any contractual obligations regarding shares repurchase, shares re-subscription and other debt, loan and interment etc. Target Company does not have any subsidiaries and branches.

Party B is the only shareholder of the Target Company, and Party B legally holds 100% of its shares which have been issued, granted and paid.

The following is the list of the current owners of 100% of the ownership interests in the Target Company:

Name	Ownership Interest
Taiyuan Yiwei Magnesium Industry Co., Ltd,	100%

Except as set forth above, there are no options, subscriptions or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Target Company relating to ownership of an equity interest in the Target Company to issue or sell any ownership interest or options, warrants, convertible securities, subscriptions or other equity interests in the Target Company. There are no outstanding contractual obligations of the Target Company to repurchase, redeem or otherwise acquire any ownership interest in the Target Company or make any other distribution in respect thereof or to provide funds to, or make any investments (in the form of a loan, capital contribution or otherwise). The Target Company does not have any subsidiaries.

The Ownership Interests listed in the table above is duly authorized, validly issued, fully paid and nonassessable and each such interest owned by the person or entity listed above is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Target Company or such other Subsidiary’s voting rights, charges and other encumbrances of any nature whatsoever.

3.5	Limited Liability Company
The Target Company is formed as a limited liability company. Any Party is liable only up to its contributed portion of its registered capital in the Target Company. The Target Company shall assume all liabilities to its creditors against its assets.

3.6	Applicable Chinese Laws
The Target Company is a separate legal entity under Chinese laws. The Target Company is under both the jurisdiction and protection of applicable Chinese laws. The conduct of the Target Company shall abide by applicable Chinese laws.

3.7
Party A will acquire one hundred (100) percent interest in the Target Company ( the “Acquired Interest”). CDI China owns an 80% of interest in Ruiming and Pine Capital owns a 20% interest in Ruiming. Once completed, the ownership interests in the Target Company will be as follows:

Name	Ownership Interest
Taiyuan Ruiming Yiwei Magnesium Industry Co. Ltd.	100%

4.	Transaction Price, Payment and Closing
4.1 Party A shall acquire 100% of Party B’s interest in the Target Company on the Closing Date as hereinafter defined. The purchase price for the Acquired Interest shall be RMB 112,000,000 (the “Purchase Price”) and is be based on 100% of Lingshi net shareholder equity as set forth in its Financial Statements, subject to adjustment as provided for in Section 4.5. The Purchase Price is payable as set forth in Section 4.2 below. In this Agreement, the stock price shall be based on the closing price on the signing date, the exchange rate shall equal to the U.S. dollar to Renminbi exchange rates on the average of the official rates announced by the People’s Bank of China on midnight of the signing date (the exchange rate of August 29, 2011 is 6.3883). The CDII stock price for purposes of computing the number of shares of CDII common stock to be issued as partial payment for the Purchase Price shall be the average closing price of CDII’s common stock ($0.946) on the Nasdaq Stock Market during the 10 trading days from August 15, 2011 to August 26, 2011.

4.2	Payment

The Purchase Price will be paid by Party A’s two shareholders (CDI China and Pine Capital) as follows:

4.2.1 Pine Capital shall wire RMB 22,400,000 to Party B’s designated bank account within 15 business days after the Closing Date; and
4.2.2 CDI China shall pay Party B RMB 29,800,000 as follows::
(1) CDI China shall wire RMB 15,680,000 to Party B’s designated bank account within 15 business days after the Closing Date or utilizing the cash proceeds from repayment of an intercompany loan between CDII and its subsidiary upon repayment of such loan.
(2) Within 15 business days after the completion of the conditions set forth in Section 5, CDI China shall deliver to Party B cash in US dollars or CDII common stock equal to RMB 14,120,000.
4.2.3 CDI China shall deliver to Party B shares of CDII common stock equal to the U.S. dollar equivalent of RMB 29,800,000 (the “Stock Consideration”) in two separate payments, as follows:
1)	within 15 business days after the Closing Date, CDI China shall deliver to Party B 2,465,527 shares of CDII common stock equal to the U.S. dollar equivalent of RMB 14,900,000; and
2)
CDI China shall deliver to Party B 2,465,527 shares of CDII’s common stock equal to the U.S. dollar equivalent of RMB 14,900,000 within 15 days after the completion of the conditions set forth on Section 5.

Number of CDII shares = RMB 14,900,000divided by Exchange Rate (6.3883）divided by the Average Closing Price of CDII’s Common Stock ($0.946) During the 10 Trading Days From August 15, 2011 to August 26, 2011.

4.2.4 Within 15 business days upon the completion of the conditions set forth in Section 5, CDI China shall transfer to Party B all of CDI China’s beneficial ownership interest in Excel Rise Technology Co., Ltd. (the “Excel Rise Rights”) valued at $4,657,411.98 USD.  The Parties hereby agree that CDI China’s beneficial ownership interest in Excel Rise Technology Co., Ltd. is valued at RMB 30,000,000.

4.3 Closing

4.3.1 Closing.  The date of closing (“Closing Date”) of the transactions contemplated by this Contract shall occur following completion of the conditions set forth in Section 4.4, and upon delivery of the Purchase Price as described in Section 4.2 herein. The Closing shall take place at a mutually agreeable time and place but in no event later than December 31, 2011.

4.3.2 Closing Events.  At the Closing, Party A and Party B shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Contract to be so delivered at or prior to the Closing Date, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

4.3.3 Termination.  This Contract may be terminated by the Board of Directors of CDII or Party A only in the event that Party B or Target Company do not meet the conditions precedent set forth in Section 4.4. If this Contract is terminated pursuant to this section, this Contract shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

4.3	Conditions to Close

4.4.1 The obligations of Party A and CDII under this Contract are subject to the satisfaction, at or before the Closing Date, of the following conditions:

4.4.2 Accuracy of Representations and Performance of Covenants.  The representations and warranties made by Party B and Target Company in this Contract were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Contract).  Party B and Target Company shall have performed or complied with all covenants and conditions required by this Contract to be performed or complied with by Party B and Target Company prior to or at the Closing Date.

4.4.3 Approval by CDII’s Shareholders.  This Contract shall have been approved by CDII’s shareholders as provided for in CDII’s by-laws and as required by Applicable Laws and the applicable NASDAQ Market Place Rules and Regulations.

4.4.4 No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

4.5 Post Closing Adjustments.

The Purchase Price after closing shall be adjusted based on the difference between the Stockholder’s Equity set forth on the Target Company’s Balance Sheet as of the end of the month prior to the Closing Date (the “Closing Acquisition Balance Sheet”) and the Stockholder’s Equity set forth the balance sheet of the Target Company as of June 30, 2011 (the “Acquisition Balance Sheet”). Party B shall deliver to Party A and Pine Capital the Closing Acquisition Balance Sheet within 30 days after the Closing Date (with supporting documentation including detailed schedules of each item included on such balance sheet). The Closing Acquisition Balance Sheet shall be prepared in accordance with generally accepted accounting principles in the United States, including being based on the fiscal year ended September 30, 2010 audited financial statements of the Target Company (the “2010 Audited Financial Statements”) and the Acquisition Balance Sheet. If the Purchase Price after adjustment is lower than the agreed purchase price, Party B shall promptly pay the difference to Party A and Pine Capital in proportion to the amounts they paid towards the Purchase Price. If the Purchase Price after adjustment is higher than the agreed purchase price, Party A and Pine Capital shall promptly pay the difference to Party B in proportion to the amounts they paid towards the Purchase Price.

For example, if the Closing Date is September 15, 2011, then the Closing Acquisition Balance Sheet means the balance sheet as of August 31, 2011.

5.	Transaction Process and Delivery
5.1 Initial Payment
All Parties agree that the Purchase Price shall be paid according to section 4.2 of this Contract.

5.2 Title Transfer
When Party B receives the initial payment, Party B shall complete the title transfer of the Acquired Interest within 60 business days and formally provide the relevant certificate of equity ownership to Party A. The certificate of equity ownership and title transfer process referred to herein includes but is not limited to the Stock Rights Record certificate, registration of Equity Ownership Change for Foreign-invested Joint Venture, transfer of the Land Use Right and Party B’s other obligations under this Contract (the “Post Closing Title Transfers”). The Target Company is responsible for all the cost associated with the Post Closing Title Transfers. In addition, Party A shall cooperate with Party B in Party B’s efforts to complete a valid transfer of the Acquired Interest.

5.3 Delivery at Closing and Post Closing Obligations

5.3.1 Party A’s purchase of the Acquired Interest is based on the net equity as set forth in the Financial Statements, as hereinafter defined. The assets shall be transferred in accordance with the audited results on the assets and the condition of operations of the Target Company that are determined by the auditing firm Sherb & Co., LLP; both Party A and B shall send staff to verify the relevant assets and equipment of the Target Company, and compile reconciliation schedules. The authorized representatives of both parties shall duly sign to confirm the completion of transfer in assets and equipments, and record the book accordingly. Party B represents and warrants that

Since the June 30, 2011 date of the Financial Statements, there has not been:

(a)           any sale, lease or other disposition of any of the Target company’s assets, other than in the ordinary course of business;

(b)           any damage, destruction, loss or other change (whether or not insured) materially and adversely affecting the Target company’s assets;

(c)           any loans or advances or charges, which in any way create a lien on the Target company’s assets that are not included in the Financial Statements; or

(d)           any write offs of any debt, contingency or other reserve against the Target company’s accounts receivables included in the Financial Statements; or

5.3.2 Delivery of Engineering Project Information: Besides Certificate of the Use of State-owned Land, Land Use Planning Permit, Construction Engineering Planning Permit, Party B shall deliver the original copy of all the documents and technological information of the Target Company to Party A, including but not limited to:

1)	The documents related to the founding of engineering projects and any changes;
2)	Contracts for engineering design and blue prints;
3)	Construction contracts;
4)
Contracts to purchase and install equipment and materials; documents related to equipment such as certificate of fitness, installation and user manual, after-sales service contracts, maintenance contracts, technology criteria description, manufacturers’ information, specifications and models, purchase date, operational status, repair and maintenance records, compatibilities of equipment with procedures, etc; and

5)	Project Supervision Contract.

5.3.3 Accounting Information Delivery:

1)
Accounting information shall be transferred in accordance with the audited results on the assets and the condition of operations of the Target Company as of the Closing Date as determined by the auditing firm Sherb & Co., LLP and the date of the Financial Statements, including detailed schedules and aging reports of all assets and liabilities;

2)
Party B shall provide: evidence for tax payments in Fiscal 2010 until the Closing Date, provided by the State and Local Tax Bureau; evidence of full amount payments for electricity, water, and sanitation services in Fiscal 2010 until the Closing Date, provided by the suppliers of power, water, and sanitation services.

3)	Party B shall deliver the accounting book to Party A for safekeeping, including but not limited to the purchase contracts and original invoices for the assets (valued at RMB 200,000 or more).

5.3.4 Delivery of Incorporation Documents
Upon change of equity ownership and legal person of the Target Company at Shanxi Administration for Industry and Commerce and issuance of new business license (including original and copy), Party B shall deliver the new business license to Party A; Party A and B shall turn in all the corporate seals of the Target Company that are held by either party to the management jointly designated by both parties.

5.4 Within 15 business days after completion of all of the above mentioned deliveries, Party A shall pay the following to Party B:
a)	Cash in US dollar or CDII common stock amount equals to RMB 14,120,000, See section 4.2.2 (2);
b)	CDII’s common stock equal to the U.S. dollar equivalent of RMB 14,900,000, See section 4.2.3 (2);
c)	The Excel Rise Rights provided for in Section 4.2.4.

6.	Mutual Covenants of Parties after Transaction
6.1 Covenants of Party A
Besides the obligations stipulated in other sections of this Contract, Party A is obliged to perform the items as follows:
(a)	Party A shall make payment for the transaction in accordance with the provisions of this Contract;
(b)
After the new business license is issued, Party A shall sign off and execute the supplementary contracts in which it is one of engaging parties (if there is any), and facilitate its related parties to sign off and execute the supplementary contracts in which its related party is one of engaging parties (if there is any);

(c)	Party A shall handle other matters requested by the Target Company in accordance with other written provisions of this Contract.

     6.2 Covenants of Party B
Besides the obligations stipulated in other sections of this Contract, Party B is obliged to perform the items as follows:
(a)

Party B shall file applications and registration with government agencies to obtain the applicable approvals and related official documentation, and provide Party A and the Target Company with the official documents issued by government agencies and other documents related to the business or joint operations of the Target Company;
(b)	Party B shall assist the Target Company in obtaining the revised or updated approvals concerning its business operations;
(c)
After the business license is issued, Party B shall sign off and execute the contracts in which Party B is one of engaging parties (if there is any), and facilitate each of its related parties to sign off and execute the contracts in which it related party is one of engaging parties (if there is any);

(d)	Party B shall handle other matters requested by the Target Company in accordance with other provisions of this Contracts; and

7.	Business Operations

 The operations of the Target Company shall be conducted in accordance with the Management Contract signed by both parties on the Closing Date.

8	Non-Competition
8.1	Restriction

(a) Exclusive of any “Approved Company”, as hereinafter defined and unless having received prior approval from Party A in writing, Party B or Yuwei Huang shall not individually or jointly, or through any person (or on behalf of any person), directly or indirectly, perform the following actions regarding magnesium powder:

(i)      Carry out or engage or participate in activities (or manufacture or distribute Target Company products and / or provide Target Company services (or in which it has any interest);
(ii) Attempt to conduct the following competitive behaviors against Target Company with anyone who is or used to be the client of Target Company during the term of this contract:
(1) Place orders
(2) Make transactions; or
(3) encourage anyone, directly or indirectly, to place orders or make transactions;
(iii) In order to employ such personnel by any party other than the Target Company, encourage or contact the following persons: current employees, officers or managers of the Target Company, or the employees, management, or department manager who worked with the Target Company in the past two years. The exception is the employees who were temporarily transferred from either party to the Target Company and have returned at the expiration of the term.

8.2	Treatment of Invalid Provisions
(a)
Each of the restrictive provisions of section 8.1 is severable and independently applicable, and the invalidity or no force of certain restrictive provisions does not have effect on other restrictive provisions.

(b)

Each party confirms that the restrictive provision of section 8.1 is reasonable and necessary to protect the interests of the Target Company. If any part of the restricted provisions is invalid but turns effective after having removed or reduced the scope of implication, the section shall be revised as mentioned above to make it valid and enforceable.
8.3	Duration

The restrictive provisions in section 8.1 have effect on Party B and Yuwei Huang and shall remain in effect for the term of the Management Agreement and for a period of two years thereafter.

The restrictive provisions in section 8.1 have effect on Party B and shall remain in effect for the term of the Management Agreement and for a period of two years thereafter and, see “Management Agreement”.

9	Labor Management

9.1	Employees of the Target Company
Party B will assist in terminating the employment of all current employees of the Target Company. The costs associated with employment termination are the responsibility of Party B unless such costs are reserved for and set forth in the Closing Acquisition Balance Sheet. If labor disputes occur due to this equity transfer, Party B is responsible for dealing with any labor disputes and staff recruitment, hiring, dismissal, resignation, wages, benefits and other related issues that are not set forth in the Closing Acquisition Balance Sheet.

9.2               Upon the closing of the equity transfer of the Target Company, all employees of the Target Company who return to work shall have Party B’s assistance. The labor management such as wages shall be conducted in accordance with the applicable provisions of the Management Contract.

9.3 Party B promises to assist the Target Company with fore-mentioned employee and labor issues of the Target Company. If labor issues occur among the employees of the Target Company, Party B and the Target Company shall share responsibilities to handle the issues other than payment of any costs or expenses provided for in Section 9.1 above.

10	Taxes and Insurance
10.1	Income tax, customs duties and other taxes
(a)	The Target Company should pay taxes in accordance with relevant Chinese tax laws.
(b)
After the business license is issued (or the Target Company obtains the appropriate qualifications in accordance with applicable laws), the Target Company shall apply to government agencies for tax incentives in connection with relevant laws as soon as possible.

(c)

The Chinese and foreign employees of the Target Company should pay personal income taxes according to the relevant provisions of Chinese tax laws.
(d)
Party B shall be responsible for the payment of any taxes, fines, penalties or late charges due as a result of taxes due by the Target Company prior to the Closing Date unless such amounts are reserved for and set forth in the Closing Acquisition Balance Sheet.

10.2	Insurance
(a)
If required by the Board of Directors, the Target Company shall at all times purchase the full and sufficient insurance policies at its own expenses from the insurance companies established in China. The coverage shall include fire and other policies generally applicable to the industry.

(b)
The insurance policies to protect from the risks for properties, vehicles and other factors shall be purchased in RMB or foreign currency (subject to the circumstances). The types, scopes, and amounts of insurance policies are determined by the Board of Directors in accordance with relevant laws.

11	Representations, Warranties and Indemnification
11.1
Party B represents and warrants to Party A that the Target Company is in compliance with, all permits, licenses and government authorizations and have filed all notices and paid all fees and taxes that are required under all applicable governmental regulation in the Peoples Republic of China relating to protection of the environment, pollution control, production of magnesium, the operation of Target Company’s magnesium production facility and hazardous materials (the “Governmental Regulations”) applicable to the Target Company, and the Target Company is in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder.

As used in this Contract, the term “hazardous materials” means any waste, pollutant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical  liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by the Target Company is in any way governed by or subject to any Governmental Regulation in the PRC.

11.2               Party A and Party B. Each party represents and warrants to the counterpart that on the date hereof:
(a)	The Parties meet all qualification requirements of applicable Chinese laws and regulation authorities on Chinese or foreign investors in the scope of industries that the Target Company operates;
(b)	The Parties are independent legal persons duly organized, validly existing in good standing under the laws of the place of their respective establishment or incorporation;
(c)
The Parties have obtained the right to make consent, approve and implement all necessary actions in order to effectively enter into and validate this Contract. The Parties have the full right to enter into this contract and to perform their respective obligations hereunder;

(d)

The Parties have authorized their respective representatives to sign this Contract and from and after the signing date the provisions of this Contract shall be legally binding upon them;
(e)
If a Party fails to initiate or take any measures to threaten legal proceedings or any application for dissolution, the Party shall file for bankruptcy or insolvency application, or appoint the liquidation committee or designate a manager to manage the assets or business;

(f)
The Parties execution of this Contract and the performance of their respective obligations hereunder: (i) shall not violate any provisions of their respective business license, articles of incorporation, articles of association or similar organizational documents; (ii) shall not violate any applicable laws or any governmental authorization or approval; and (iii) shall not violate or result in a default under any contract to which they are a party or to which they are subject; and (iv) shall not violate any rulings or arbitrations, or the decisions or regulations of any governmental authorization to which they are subject;

(g)
No lawsuit, arbitration or other legal or governmental proceeding is pending or, to its knowledge, has threatened against either Party that would affect its ability to perform their respective obligations under this Contract;

(h)
Party B has disclosed to Party A all documents issued by any governmental department that may have a material adverse effect on the Target Company and Party B’s ability to fully perform its obligations to the Target Company under this Contract, and the documents previously provided by Party B do not contain any misstatements or omissions of material facts.

11.3	Consequences of Inaccuracy in Representations and Warranties
If any of items in Section 11.1 or 11.2 are not accurate in all material respects on the date hereof or a Party to this Contract fails to perform any other term or condition of this Contract, the party who is responsible for performance of that term or condition shall be in material breach of this Contract.

11.4	The Responsibilities for Breach of Representations and Warranties
If one party breaches any of its representations or warranties or obligations in sections 11.1, 11.2, 11.3 or any other section of this Contract, the non-breaching party may seek any possible relief based on this Contract or applicable laws and the defaulting party shall indemnify the non-defaulting party or the Target Company for any loss, damages, costs, expenses, liabilities, claims, law suits or other legal proceedings, liabilities, judgments, penalties, fines, settlements, interest and damages (including reasonable attorneys' fees and expenses), whether suit is instituted or not due to the breach. Party A may off-set any amounts it owes Party B against the balance of any unpaid portion of for the Purchase Price as a result of any amounts due Party A by Party B under this Section 11.3 or a breach of any other term or condition of this Contract.

11.5                Party B’s full obligations, responsibilities and commitment under this Contract, and the guarantee duration is 4 years after the Contract is signed.

12	Breach of Contract

12.1	Remedies for the Breach of Contract
Except as otherwise provided in other provisions of the Contract, if one party (“breaching party”) does not perform under the Contract any one of the major obligations or fundamentally breaches the Contract, the other party “injured party” may:
(a)
Issue written notice to the breaching party explaining the nature and the scope of the breach and require the breaching party to compensate at their own expense during a period of no less than 20 days as specified in the notice ( but the breaching party shall not be granted a remedy period if it makes any untrue and inaccurate representations and warranties under section 11.1, 11.2 and 11.3 or violate any other provision of this Contract), and

(b)
If the breaching party fails to remedy during the cure period (or, if not granted such remedy period, then any time after such breach), the injured party may directly file claims for foreseeable loss caused by the breach.

12.2	Limitation of Liability

Regardless of any other provisions of the Contract, except for a Party who violates Section 13 (Confidentiality), no Party shall be held liable or responsible to the other Party for loss of income or profit, business loss, goodwill or any indirect or consequential loss or liability.  Under any circumstance, the total accumulated loss, damage or compensation shall be up to a maximum, of the total amount of the transaction of RMB 112,000,000, except that the violation of the Section 13 (Confidentiality) or infringement of intellectual property rights.

13	Duties of Confidentiality
13.1	Confidentiality
Prior to entering into this Contract, one party ("Disclosing Party") has or may from time to time disclose confidential information to the other party ("Recipient"). For a period of two (2) years after the Closing Date, the Recipient must:
(a) keep the confidentiality of confidential information;
(b) not use confidential information for the purposes other than the ones explicitly defined by the Contract;
(c) limit the disclosure of the confidential information to the employees and agents (including attorneys, accountants, bankers and consultants) necessary to evaluate the transaction, and they must have signed a written nondisclosure contract (whose provisions shall not be less stringent than the provisions of section 13 (collectively, "Permitted Exposure Party”).

13.2	Exceptions
The provisions of section 13.1 above shall not apply to information that:
(a)	Can be shown to be known by the Recipient by written records made prior to disclosure by the disclosing party;
(b)

Is or becomes public knowledge otherwise than through the Recipient’s breach of this Contract; or
(c)	Was obtained by the Recipient from a third party having no obligation of confidentiality with respect to such information.

13.3	Rules
Each party shall formulate rules and regulations to inform its directors, senior staff, and other employees, and those of their affiliates of the confidentiality obligation set forth in this section.

14	Force Majeure
14.1	Definition of Force Majeure
Force Majeure shall mean all events which are beyond the control of the parties to this Contract, and which are unforeseen, unavoidable or insurmountable, and which prevent total or partial performance by either of the parties. Such events shall include earthquakes, typhoons, flood, fire, war, strikes, riots, acts of governments, changes in law or the application thereof or any other instances which cannot be foreseen, prevented or controlled, including instances which are accepted as Force Majeure in general international commercial practice.

14.2	Consequences of Force Majeure
(a)
If an event of Force Majeure occurs, a party’s contractual obligations affected by such as an event under this Contract shall be suspended during the period of delay caused by the Force Majeure and shall be automatically extended, without penalty or liability, for a period equal to such suspension.

(b)
The party claiming Force Majeure shall promptly inform the other parties in writing and shall furnish within fifteen (15) days thereafter sufficient proof of the occurrence and duration of such Force Majeure. The party claiming force Majeure shall also use all reasonable endeavors to terminate the Force Majeure.

(c)
In the event of Force Majeure, the parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

15	Disputes Resolutions
15.1	Friendly Consultations
In the event of any dispute, controversy or claim arising out of or relating to this Contract, or the breach, termination or invalidity hereof (“dispute”), the parties shall attempt in the first instance to resolve such dispute through friendly consultations.

15.2	Arbitration
(a)
In the event such dispute is not resolved through consultations within sixty (60) days after the date such consultations were first requested in writing by a party, then any party may submit the dispute for arbitration in Beijing before the China International Economic and Trade Arbitration Commission (“CIETAC’) in accordance with CIETAC Arbitration Rules then in force.

(b)

The arbitration tribunal shall consist of three arbitrators, one appointed by each party and, if either of the parties fails to appoint an arbitrator within the time specified in the Arbitration Rules, the Chairman of CIETAC shall make such appointment.
(c)
A third arbitrator (the “Presiding Arbitrator”) shall be appointed by Contract between the parties, and if the parties fail to jointly appoint the Presiding Arbitrator within the time specified in the Arbitration Rules, the Chairman of CIETAC shall make such appointment.

(d)
All costs of arbitration (including but not limited to arbitration fees, costs of arbitrators and legal fees and disbursements) shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.

(e)	The arbitration proceedings shall be conducted in Chinese.

15.3	Procedural Compliance

The parties undertake:
(a)	to comply strictly with the time limits specified in the Arbitration Rules for the taking of any step or the performance of any act in or in connection with any arbitration; and
(b)
to comply with and to carry out, in full and without delay, any procedural orders(including, without limitation to, any interim measures of protection ordered) or any award (interim or final) made by the arbitral tribunal.

15.4	Enforcement of the Arbitration
Each of the parties irrevocably:
(a)	agrees that any arbitration result shall be final and binding on both parties;
(b)
undertakes that it will execute and perform the arbitral award fully and without delay. In the event of judicial acceptance and an order of enforcement, each party expressly waives all rights to target thereto, including any defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state; and

(c)
waives any rights which it may have to contest the validity of the arbitration agreement set forth in this section or the jurisdiction of the relevant arbitration institution to hear and to determine any arbitration begun.

   When any dispute occurs and is the subject of friendly consultations or arbitration, the parties shall continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Contract.

15.5	Governing Laws
The legal force, interpretation and implementation of this Contract are governed by the laws of the People’s Republic of China.

16	Miscellaneous Provisions

16.1	Binding Effect
 This Contract is made for the benefit of the parities hereto and their respective lawful successors and Party A and is legally binding on them.

16.2	Amendment
 This Contract shall not be changed verbally, but only by a written instrument signed by the parties; if applicable laws states otherwise, then written consents and the approval from related approving authorities are required before amending this contract.

16.3	Confidentiality of this Contract
The existence of this Contract, as well as its contents, shall be deemed to fall within the scope of confidential information and subject to section 13, and shall not be disclosed in whole or in part to any person or entity, except (i) to a Permitted Disclosure Party, (ii) to authorized securities regulators or exchanges in accordance with applicable laws or the relevant rules of the securities exchange to which the party in question is subject, (iii) to officials in relevant government departments pursuant to the requirements of applicable laws, (iv) in order to fulfill any conditions precedent to the effectiveness of this Contract or (v) for the purpose of the performance by a party of its obligations or exercise of its rights hereunder or relating hereto, or (vi) for the purpose for the business of the Target Company after it is established.

16.4	Notification

 (a) Any notice or written communication provided for in this Contract by either party to the other, including but not limited to any and all offers, writings, or notices to be given hereunder, shall be made in Chinese with English translation (if the English translation is ambiguous, Chinese version prevails) and delivered:

      (i) by hand;
(ii) by courier service delivered letter, or
(iii) by fax.

(b) Notices shall be deemed to have been delivered at the following times:
(i) If by hand, on reaching the designated address and subject to return receipt or other proof of delivery;
(ii) If by courier, the fifth business day after the date of dispatch, and
(iii) If by fax, upon the next business day following the date marked on the confirmation of transmission report by the sender’s fax machine, indicating completed uninterrupted transmission to the relevant facsimile number.

(c) During the term, each party may change its particulars for receipt of notices at any time by notice given to the other party in accordance with this section16.4.

Party A:
Taiyuan Ruiming Yiwei Magnesium Industry Co., Ltd
Mailing Address: Shagou Village, Yangqu County, Taiyuan, Shanxi Province, China
Fax Number:
Email:
Attention to:

With a copy to:                                CDI China
431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441, USA
Fax Number: (954) 363-7320
Email: generalcounsel@cdii.net

Party B:
Taiyuan Yiwei Magnesium Industry Co., Ltd.
Mailing Address: 910, 9th Floor, MeGa Mall Business Center, 10 YiFen Street, Taiyuan City, ShanXi Province, China
Fax Number: ________________________________
Attention to: ________________________________

Target Company: Lingshi Xinghai Magnesium Industry Co. Ltd.
Mailing Address: ZhijiaZhuang Village, Duanchun Town, Lingshi County, JinZhong City, Shanxi Province, China
Fax Number: ________________________________
Attention to: ________________________________

16.5	Severability
 The Invalidity of any provision of this contract shall not affect the validity of any other provision of this contract.

16.6	Entire Contract
 This Contract and the Schedules and Annexes hereto constitute the entire Contract between the parties hereto with respect to the subject matter of this Contract and supersede all prior discussions, negotiations and Contracts between them.
16.7	Waiver
 Either party’s failure to exercise or delay in exercising any right, power or privilege under this Contract shall not operate as a waiver thereof, and any single or partial exercise of any right, power or privilege shall not preclude the exercise of any other right, power or privilege.

16.8	Further Endeavors
 A party shall, at any time, upon the request of the other party, sign (or facilitate the third party to sign) and procure (or facilitate the third party to procure) the execution of such documents, Contracts, contracts or deeds.

16.9	Target company Bylaws
 If there are discrepancies between the Target Company’s Bylaws and this Contract, this Contract supersedes.

16.10	Schedules and Annexes
 The schedules and annexes of this Contract are inseparable, and have the same legal binding as the provisions in the contract. If there are discrepancies between the provisions in the Contract and the terms and sections in the schedule or annexes, the provisions of the Contract supersedes.

16.11	Securities Laws

Party A and Party B understand and agree that the consummation of this Contract including the delivery of the Purchase Price to Party B in exchange for the Acquired Interest as contemplated hereby constitutes the offer and sale of securities under the United States Securities Act of 1933 (the “Act”).  Party A, Party B, CDII and Target Company agree that such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of the Act, which depends, among other items, on the circumstances under which such securities are acquired.

In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, Party B shall execute and deliver to CDII an Investment Representation Letter in substantially the same form as that attached hereto as Exhibit II.

16.12	Text

This Contract shall have [10] copies of the original Chinese version, and [10] copies of original English version. Both versions shall have the same legal effect. If the English translation is ambiguous, the Chinese version shall prevail.

Both parties have, on the date indicated on the front page of this contract, in the People’s Republic of China, through their authorized representative, signed this contract.

Party A: Taiyuan Ruiming Yiwei Magnesium Industry Co., Ltd
Signature:  /s/ James (Yuejian) Wang
Printed Name: James (Yuejian) Wang
English Name:
Title: Chairman
Nationality: U.S.

Party B:Taiyuan Yiwei Magnesium Industry Co. Ltd.
Signature: /s/ Yuwei Huang
Printed Name: Yuwei Huang
English Name:
Title: Chairman
Nationality: China

Target Company: Lingshi Xinghai Magnesium Industry Co. Ltd.
Signature:  /s/ Yuwei Huang
Printed Name: Yuwei Huang
English Name:
Title: Chairman
Nationality: China

China Direct Industries, Inc.
Signature:  /s/ James (Yuejian) Wang
Printed Name: James (Yuejian) Wang
English Name:
Title: Chief Executive Officer
Nationality: U.S.

CDI China, Inc.
Signature: /s/ James (Yuejian) Wang
Printed Name:  James (Yuejian) Wang
English Name:
Title: Chief Executive Officer
Nationality: U.S.

Pine Capital Enterprises Inc.
Signature: /s/ Xiaoxin Su
Printed Name: Xiaoxin Su
English Name:
Title: Executive Director
Nationality: China

Yuwei Huang

Signature: /s/ Yuwei Huang
Printed Name: Yuwei Huang
English Name: Yuwei Huang
Nationality: China

Exhibit II - Definition and Interpretation

Part 1 - Definition

Unless specified in the terms or context of the contract, the below terms are defined as follows:

1.
“Subsequent approvals” refer to the approvals, consents, registrations, and permits (not including approval for establishment and approval for tax breaks) from the government regarding the validity and enforceability of the Target Company’s operational activities listed on Annex 4 of this Contract or any other supplementary contracts.

2.	“Annexes” refer to the required documents provided by the Target Company to obtain approvals from and registration with Chinese government agencies.

3.
“Applicable Laws” means the laws, regulations, rules, and the notices, orders, decisions or other public notification documents issued by the legislative, executive or judicial branches, applicable to the parties or the Target Company of this Contract.

4.	“Certificates of Approval” refer to the certificates approving the establishment of the Target Company, this Contract and Company Bylaws that are issued by the approving authorities.

5.	“Approvals” refer to the approvals signed and issued by approving authorities regarding the establishment of the Target Company, this Contract and Company Bylaws.

6.	“Company Bylaws” refer to the bylaws of the Target Company to be established by its Board of Directors.

7.	“Assignor” refers to Party B of this Contract, Taiyuan Yiwei Magnesium Industry Co., Ltd.

8.
“Confidential Information” refers to all information of business, sales, technology or any other information that disclosed with label of confidentiality, under confidential condition, or regarded to be confidential by both parties based on logical business determination.

9.	“Contract” shall have the meaning given in the beginning parts.

10.	“Effective Date” means the effective date of this Contract, which is the date the Contract is approved by approving authorities.

11.	“Financial Statements” mean the Target Company’s unaudited financial statements as of June 30, 2011along with the Accounts Detail which are a part thereof.

12.	“Fiscal 2010” means the 12 month period ending September 30, 2010.

13.	“Fiscal 2011” means the 12 month period ending September 30, 2011.

14.	“Fiscal 2012” means the 12 month period ending September 30, 2012.

15.	“Fiscal 2013” means the 12 month period ending September 30, 2013.

16.	“Fiscal 2014” means the 12 month period ending September 30, 2014.

17.
“Land Use Rights” mean the land use rights shown in the following land use right certificate for the use of real property in China by the Target company as included in its Financial Statements: with total area of 20.7 acres.

Land Use Right Certificate (Ling Jiyon (2011) # a060300)

18.
“Restriction of Property Rights” means any claims, deposits, set security interest, mortgage, guarantee, pledge, options, equity, selling rights, or any other third party interest, retention of title, priority, preemption or any other form of security interest.

19.	“Force Majeure” shall have the meaning defined in section 15.1.

20.
“Taxation” means any relevant taxes collected from the Target Company by any taxing collectors at any taxing location (including but not limited to, VAT, sales tax, stamp duty or other taxes, deductions or withholding taxes (regardless of natures and names)

21.
“Trade Secrets” means any technical and operating information that is unknown to the general public, is practical and protected by security measures by the owners, and create economic benefits to the owner.

22.
“Management Agreement” means “ the Management Agreement among Party A, the Target Company, Yuwei Huang and Kong Tung related to the operation of the Target Company and other magnesium production facilities owned by CDII to be signed on the Closing Date.

23.	“Approved Company” means a company in which Party A owns an interest.

Exhibit II - Investment Letter

INVESTMENT LETTER

___________________________
___________________________
___________________________

China Direct Industries, Inc.
431 Fairway Drive, Suite 200
Deerfield Beach, FL 33441

Gentlemen:

The undersigned hereby represents and warrants to China Direct Industries, Inc. (the “Company") that (i) the shares of the Company's Common Stock (the "Securities") which are being received by the undersigned are being acquired from China Direct Investments, Inc. in connection with the Equity Transfer Contract entered into between the Company and Taiyuan Ruiming Yiwei Magnesium Industry Co., Ltd. are for the undersigned’s own account and for investment and not with a view to the public resale or distribution thereof; (ii) the undersigned will not sell, transfer or otherwise dispose of the Securities except in compliance with the Securities Act of 1933, as amended (the "Act"); and (iii) the undersigned is aware that the Securities are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Act.

The undersigned acknowledges that it has been furnished with disclosure documents, including, among other things, the Company's Financial Statements.

The undersigned further acknowledges that it has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the terms and conditions pursuant to which the Securities are being offered.  The undersigned acknowledges that it has been afforded an opportunity to examine such documents and other information which it has requested for the purpose of verifying the information set forth in the documents referred to above.

The undersigned further acknowledges that it is fully aware of the applicable limitations on the resale of the Securities.  These restrictions for the most part are set forth in Rule 144.  The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule.  If the Rule is available to the undersigned, the undersigned may make only routine sales of Securities, in limited amounts, in accordance with the terms and conditions of that Rule.

By reason of the undersigned's knowledge and experience in financial and business matters in general, and investments in particular, the undersigned is capable of evaluating the merits and risks of an investment in the Securities.  The undersigned is capable of bearing the economic risks of an investment in the Securities and fully understands the speculative nature of the Securities and the possibility of such loss.

The undersigned's present financial condition is such that it is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need or indebtedness.

Any and all certificates representing the Securities, and any and all Securities issued in replacement thereof or in exchange therefor, shall bear the following or comparable legend, which the undersigned has read and understands:

The Securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act").  The Securities have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the Securities under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act.

Very truly yours,

Taiyuan Yiwei Magnesium Industry Co. Ltd.

Signature:                      ________________________________
Printed Name:                                ________________________________
English Name: ________________________________
Title:                      ________________________________
Nationality:                      ________________________________

Date:  _____________